UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Brooke Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

BROOKE CORPORATION

10950 Grandview Drive, Suite 600

Overland Park, KS 66210

Dear Shareholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Shareholders of Brooke Corporation to be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas on Thursday, April 26, 2007 at 10:00 a.m., Overland Park time (CDT).

The Notice of 2007 Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

Whether you own a few or many shares of stock of Brooke Corporation, it is important that your shares of stock be represented. Whether or not you plan to personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will provide assurance that your vote will be counted if you are unable to attend the meeting.

Sincerely,

March 27, 2007

Anita F. Larson

President and Chief Operating Officer

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Brooke Corporation, a Kansas corporation (the “Company”), will be held on Thursday, April 26, 2007 at 10:00 a.m., Overland Park time (CDT), at the Doubletree Hotel Overland Park—Corporate Woods, 10100 College Boulevard, Overland Park, Kansas. The Hotel is located just east of U.S. Highway 69 on the north side of College Boulevard. Free parking is available at the Hotel. The meeting will be held for the following purposes:

1. To elect eight directors to the Board of Directors of the Company for a term to expire at the annual meeting of shareholders in 2007;

2. To ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 14, 2007, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. By returning your proxy promptly, you can help the Company avoid the expense of follow-up communications. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

Please be advised that the Company is a controlled company. Brooke Holdings, Inc. and the following executive officers of the Company and its subsidiaries, Robert D. Orr, Leland G. Orr, Shawn T. Lowry, Michael S. Lowry, Anita F. Larson and Kyle L. Garst, together beneficially own a majority of the issued and outstanding shares of common stock of the Company and have agreed to vote their shares of common stock together as a group.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

James H. Ingraham

Secretary

Overland Park, Kansas

March 27, 2007

BROOKE CORPORATION

10950 Grandview Drive, Suite 600

Overland Park, Kansas 66210

(913) 661-0123

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held April 26, 2007

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Brooke Corporation, a Kansas corporation (“we,” “us,” or the “Company”), for use at our Annual Meeting of Shareholders to be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on Thursday, April 26, 2007 at 10:00 a.m., local time (CDT), and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy and the Notice of the Annual Meeting will be first mailed or given to our shareholders on or about March 27, 2007.

Because many of our shareholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Each shareholder is urged to:

(1) read this proxy statement carefully;

(2) specify a choice with respect to each matter by marking the appropriate box on the enclosed form of proxy (the “Proxy”); and

(3) sign, date and return the Proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

ABOUT THE MEETING

What is being voted on at the Meeting?

The Board is asking shareholders to consider and approve two items at this year’s Meeting:

(1) The election of eight directors to the Board for a term to expire at the annual meeting of shareholders in 2008; and

(2) A proposal to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Who can vote at the Meeting?

The Board set the close of business on March 14, 2007 as the record date for the Meeting. Only persons holding shares of our common stock, $.01 par value (“common stock”), of record at the close of business on March 14, 2007 are entitled to receive notice of and to vote at the Meeting. Each holder of common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. At the close of business on March 14, 2007, there were 12,684,436 shares of common stock outstanding. Therefore, there are a total of 12,684,436 votes that are entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

A majority of the outstanding shares entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum for the Meeting. To establish a quorum, we need 6,342,219 of the votes entitled to be cast to be present in person or by proxy. Votes cast in person or by proxy as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer’s shares of stock on one or more matters) on any proposal will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of the foregoing categories will be tabulated separately.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a Proxy will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder; that is, if you hold your shares of stock in your name in the records of our transfer agent, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in “street name,” that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares of stock.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by (1) filing with the Secretary of the Company, at the address indicated above, either a written notice of revocation or a duly executed Proxy bearing a later date, or (2) voting in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy. If you want to change or revoke your Proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the shareholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

Election of Directors. The election of each director nominee (Proposal One) requires the affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Summers, Spencer & Callison, CPAs, Chartered as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal Two) requires the affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting.

Other Matters. If you hold your shares of stock in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such “broker non-votes” will, however, be counted in determining the existence of a quorum.

Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Therefore, for all matters presented at the Meeting, abstentions will have the same effect as a vote against the proposal and, for all matters presented at the Meeting, broker non-votes will have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. The Bylaws of the Company state that the number of directors of the Company shall be at least one and not more than eight. At the Meeting, therefore, it is intended that the common stock represented by properly executed Proxies will be voted to elect John L. Allen,

Joe L. Barnes, Mitchell G. Holthus, Derrol D. Hubbard, Anita F. Larson, Shawn T. Lowry, Leland G. Orr and Robert D. Orr, the director nominees, to our Board of Directors, unless authority so to vote is withheld. Each of the nominees was nominated by the duly authorized representative of the control group of shareholders of the Company, all of the nominees have indicated a willingness to serve as a director if elected, and all of the nominees are currently members of our Board of Directors. If elected, each nominee will serve until the next annual meeting of shareholders or until his or her earlier removal or resignation. The Board has no reason to believe that any of the director nominees will be unable to serve as a director or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in each person’s discretion, for such substituted nominee or nominees, if any, nominated in accordance with the Bylaws. Currently, the only family relationships among any of our directors are between Robert D. Orr and Leland G. Orr, who are brothers, and Shawn T. Lowry, who is the nephew of each of Robert Orr and Leland Orr. Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, our subsidiary, is the brother of Shawn Lowry and the nephew of each of Robert Orr and Leland Orr.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. Our shareholders will have an opportunity on their Proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

THE BOARD RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

DIRECTORS

The following table sets forth certain information with respect to our directors:

Name	Director Since	Age	Position
Robert D. Orr	1986	53	Director, Chairman of the Board of Directors and Chief Executive Officer

Leland G. Orr	1986	44	Director, Chief Financial Officer, Treasurer and Assistant Secretary

Anita F. Larson	2005	45	Director, President and Chief Operating Officer

Shawn T. Lowry	2006	32	Director, Vice President of the Company, and President and Chief Executive Officer of Brooke Franchise Corporation

John L. Allen	2001	58	Director

Joe L. Barnes	2003	53	Director

Mitchell G. Holthus	2006	49	Director

Derrol D. Hubbard	2001	51	Director

The following is a brief summary of the background of each incumbent director:

Robert D. Orr, Director, Chairman of the Board and Chief Executive Officer, is our founder. Mr. Orr has served as a director and our Chief Executive Officer since our inception in 1986. He was our President from 1986 until 1991 and has been our Chairman of the Board since 1991. Mr. Orr has been a director, Chairman of the

Board, President and Chief Executive Officer of First American Capital Corporation since it became our majority owned subsidiary in January 2007. Prior to focusing full time as our Chairman of the Board and Chief Executive Officer beginning in 1996, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the internet age entitled Death of an Insurance Salesman? Mr. Orr is a director of First American Capital Corporation.

Leland G. Orr, Director, Chief Financial Officer, Treasurer and Assistant Secretary, has served as a director and officer since our inception in 1986. Mr. Orr has been our Chief Financial Officer since 1995, Treasurer since 1986, and Assistant Secretary since 2001. He served as our President from 2003 until January 2005 and as Secretary from 1986 until 2001. Mr. Orr has also served as Chairman of the Board of Brooke Franchise Corporation, our subsidiary, since May 2006. In addition to his other responsibilities, Mr. Orr manages our processing center in Phillipsburg, Kansas. Prior to assuming the role of our Chief Financial Officer, Mr. Orr served as President of Brooke State Bank, Jewell, Kansas, and as an accountant with Kennedy McKee and Company, LLP (formerly Fox & Company) in Dodge City, Kansas. He is a Certified Public Accountant and a member of each of the American Institute of Certified Public Accountants and the Kansas Society of Certified Public Accountants. Mr. Orr received a Bachelor of Science Degree in Accounting from Fort Hays State University in Hays, Kansas.

Anita F. Larson, Director, President and Chief Operating Officer, joined us in 1999. In January 2005, Ms. Larson was elected to our Board of Directors and as our President and Chief Operating Officer. She was our General Counsel from 1999 until January 2005, Vice President from 2001 until January 2005, Secretary from 2001 until January 2005, and Assistant Secretary from 2000 until 2001. Ms. Larson has also served as Chairman of the Board of our subsidiary, Brooke Credit Corporation, since April 2006. Prior to joining us, Ms. Larson was Vice President and Counsel of The Equitable Life Assurance Society of the United States, New York, New York, Chief Administrative Officer of First Security Benefit Life Insurance and Annuity Company of New York, and Second Vice President and Counsel of Security Benefit Group, Inc., Topeka, Kansas. Ms. Larson received a Bachelor of Arts Degree in English from the University of Kansas and a Juris Doctorate Degree from the University of Kansas School of Law.

Shawn T. Lowry, Director and Vice President, is also President and Chief Executive Officer of Brooke Franchise Corporation, our primary subsidiary. He has served as President of such subsidiary since April 2003, as its Chief Executive Officer since May 2006, and as a member of its board of directors since February 2003. Mr. Lowry joined Brooke Corporation in 1996 as Corporate Sales Representative, was elected Vice President and Missouri State Manager in 1998, became Vice President and Regional Manager in January 2000 and served as Vice President and National Sales Manager from August 2000 until April 2003. He was elected Vice President of Brooke Franchise Corporation after the acquisition of such company by Brooke Corporation in June 2000 and served as such until his election as President in 2003.

John L. Allen has been a director since January 2001. Mr. Allen has been the Chief Operating Officer of the Cincinnati Reds since 1999 and served as Managing Executive of such organization from 1996 to 1999 and as its Controller from 1995 to 1996. Prior to joining the Cincinnati Reds, Mr. Allen was employed by the Columbus Clippers, the Class AAA minor league affiliate of the New York Yankees, last serving as Director of Business Operations for that organization. Mr. Allen was previously employed by the accounting firms of Arthur Andersen in Kansas City, Missouri, and GRA, Inc. in Merriam, Kansas. He has a Bachelor of Science Degree in Accounting from Kansas State University and a Master’s Degree in Sports Management from The Ohio State University.

Joe L. Barnes has been our director since April 2003. Dr. Barnes is a practicing family physician within the Smith County Family Practice in Smith Center, Kansas. He is a native of Kansas and a licensed Kansas physician who has maintained his medical practice in the state since 1985. Dr. Barnes is a community leader, currently serving on the Smith County Development Committee. He has a Bachelor of Science Degree in Biology from Wichita State University and a Medical Doctorate from the University of Kansas School of Medicine.

Mitchell G. Holthus has been our director since April 2006 and served as a director of Brooke Franchise Corporation, our subsidiary, from February 2003 until April 2006. Mr. Holthus has been the “Voice of the Kansas City Chiefs” NFL football team since 1994 and was the play-by-play voice of the Kansas State Wildcats from 1983 until 1996. He has also been a play-by-play sportscaster of Missouri Valley Conference collegiate basketball games from 1996 through the 2006-2007 season. He served as the President of the National Sportscasters and Sportswriters Association from 2004 until 2006, has been named “Kansas Sportscaster of the Year” eight times in his career, has been named top play-by-play sportscaster in Kansas nine times, and was awarded the Hod Humiston Award by the Kansas Association of Broadcasters. Mr. Holthus was the sales manager for the Wildcat Sports Network from 1986 until 1996 and currently owns his own business featuring talent, marketing and motivational programs and services. He received Bachelor of Science Degrees in Journalism and Business Administration from Kansas State University.

Derrol D. Hubbard has been a director since January 2001. Mr. Hubbard currently serves in various management capacities with several real estate, gaming and venture capital companies. Since 1998, his primary responsibilities have been as Real Estate Development Manager for R.D. Hubbard Enterprises, Inc. Mr. Hubbard is also President of DDH Enterprises, LLC, Double D Real Estate, Inc., H & H Development, LLC, Pinnacle Development, LLC, Pinnacle Development II, all of which are real estate businesses and several of which are involved in residential development around the Bighorn Golf Course in Palm Desert, California. Mr. Hubbard is also Vice President of HBH Investments, LLC, which makes venture capital investments and is managing member of New Mexico Gaming, LLC, which operates and distributes gaming machines in New Mexico. For more than five years prior to 1998, Mr. Hubbard was managing officer of DBarD, Inc., a family corporation with agricultural operations in Kansas.

CORPORATE GOVERNANCE AND BOARD MATTERS

Policies and Procedures

The Audit Committee and the Board of Directors have approved several policies with respect to corporate governance including a General Governance policy and procedure, a Conflicts of Interest policy, an Insider Trading policy, a Whistle Blowing policy and an Ethics policy. The Ethics policy contains a “code of ethics” designed to promote compliance with applicable laws and regulations, and to promote integrity in business operations, decision-making and communications with the public. The code of ethics applies to all personnel, particularly officers, directors and managers, and requires them to conduct business and perform their job duties in a manner that reasonably promotes honest and ethical conduct; full, fair, accurate and timely disclosure in public reports; and compliance with applicable governmental rules and regulations. The Whistle Blowing policy established by the Audit Committee and approved by the Board of Directors provides procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

Director Independence

Rule 4350(c)(5) of the NASDAQ Stock Market Rules applicable to companies listed on the NASDAQ Global Market (“NASDAQ”) exempts a controlled company (defined as a company with over 50% of the voting power held by an individual, group or other company) from the requirements that a majority of its Board of Directors be comprised of “independent” directors, that the compensation of our chief executive officer and all of our other executive officers be determined or recommended to the Board of Directors for determination either by a majority of independent directors or a compensation committee comprised solely of independent directors, and that director nominees either be selected or recommended for selection by the Board of Directors by a majority of independent directors or a nominations committee comprised solely of independent directors. The Audit Committee of our Board of Directors is comprised of the following three members: John L. Allen, Joe L. Barnes and Derrol D. Hubbard. Messrs. Allen, Barnes and Hubbard are “independent,” as that term is defined by Rule 4200(a)(5) of the NASDAQ Stock Market Rules and the constitution of the Committee complies with the NASDAQ independence standards for audit committees and the regulations of the Securities and Exchange Commission applicable to audit committees. None of Messrs. Allen, Barnes and Hubbard has any relationships or has been involved in any transactions or arrangements with us that required consideration by the Board of Directors under the applicable independence standards in determining that such director is independent.

Board and Committee Meeting Attendance and Annual Meeting Attendance

The Board held four meetings during the year ended December 31, 2006. Each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings of the Board during 2006; and (b) the total number of meetings held by all committees of the Board on which the director served during 2006, except that John L. Allen attended 70% of such aggregate number of meetings.

We encourage members of the Board of Directors to attend the annual meeting of shareholders. We do so by, among other things, holding our annual meeting of shareholders on the same date and immediately prior to the annual meeting of the Board of Directors. All members of the Board of Directors other than John L. Allen attended the 2006 annual meeting of shareholders.

Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and an Executive Committee. Copies of the charters of these committees are posted on our web site at www.brookeagent.com/corporation.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us. The Board of Directors has adopted a written Charter of the Audit Committee and it was most recently amended on April 28, 2005. The Audit Committee met five times during the fiscal year ended December 31, 2006.

The Audit Committee is comprised of John L. Allen, Joe L. Barnes and Derrol D. Hubbard, each of whom is “independent,” as that term is defined by NASDAQ Stock Market Rules, and the constitution of the Committee complies with the NASDAQ independence standards for audit committees and the regulations of the Securities and Exchange Commission applicable to audit committees.

Our Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined by applicable Securities and Exchange Commission regulations. The reason that the Board of Directors has not appointed an audit committee financial expert is because it believes that the current members of the Audit Committee as a group have an understanding of Audit Committee functions, have the ability to read and understand fundamental financial statements, including, without limitation, our balance sheet, income statement and cash flow statement, have substantial business experience that results in financial sophistication, have the ability to understand generally accepted accounting principles, have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, and have an understanding of internal controls and procedures for financial reporting. The Audit Committee’s Charter grants the Audit Committee authority to retain advisors with financial expertise at the Company’s expense. The controlling shareholder group of the Company and Board of Directors have encouraged the Audit Committee to retain such advisors if the Audit Committee, in its sole discretion, feels that such expertise is needed, or desired, and have encouraged the selection of advisors who meet the independence standards applicable to independent directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. In addition, the Audit Committee has discussed with the independent auditor of the Company the matters required to be discussed by Auditing Standards 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1, has discussed with the independent accountant the independent accountant’s independence, and has discussed other matters as required by law and the Committee’s Charter. Based on the review and discussions recited in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee

John L. Allen

Joe L. Barnes

Derrol D. Hubbard

Compensation Committee

The Compensation Committee is comprised solely of independent directors, as such term is defined by NASDAQ Stock Market Rules. The members of the Committee are Joe L. Barnes and Mitchell G. Holthus. The purpose of the Compensation Committee is to provide assistance to corporate directors in fulfilling their responsibilities with respect to the administration of our equity compensation plans, the Brooke Corporation 2001 Compensatory Stock Option Plan (the “2001 Plan”) and the 2006 Brooke Corporation Equity Incentive Plan (the “2006 Plan”). The 2001 Plan terminated on April 27, 2006, except with respect to stock options then outstanding. The Compensation Committee met four times during the year ended December 31, 2006.

The NASDAQ Stock Market Rules exempt a controlled company from the rules that require that (1) the compensation of the chief executive officer of the company be determined, or recommended to the board or directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on its board of directors, (2) the chief executive officer may not be present during voting or deliberations, and (3) compensation for all other officers must be determined, or recommended to the board of directors for determination, either by the compensation committee or a majority of the independent directors on the board of directors. Accordingly, as a controlled company, we are not required to have officer compensation, including the compensation of the chief executive officer, determined or approved by a compensation committee or a majority of the independent directors on our Board of Directors. In April 2004, the Board of Directors revised the Charter of the Compensation Committee and our Bylaws to provide that a duly authorized representative of the controlling group will determine compensation of directors and officers, including the chief executive officer. The independent directors serving on our Board of Directors and its Compensation Committee do not have the duty or the right to determine compensation of directors and officers. The Charter does provide, however, that the Compensation Committee is to be informed of any executive compensation change no later than the next meeting of such Committee immediately after the change is made. Such provision enables the members of the Compensation Committee to discuss any changes and the rationale therefor with management and the controlling shareholder group. The Charter was amended by our Board of Directors in April 2006 to add the administration of the 2006 Plan to its powers and responsibilities.

Executive Committee

The purpose of the Executive Committee is to provide assistance to the Board of Directors through its power to act and adopt resolutions on administrative matters and its limited powers to act in emergency situations. In addition, the Board of Directors may delegate to the Executive Committee authority or responsibility to perform specific functions, as specified in the Charter of the Executive Committee adopted by the Board of Directors or by specific resolution adopted by the Board. The Executive Committee met eight times during the fiscal year ended December 31, 2006. The members of the Committee are Anita F. Larson, Leland G. Orr and Robert D. Orr.

Nomination of Directors

The Company does not have a nominating committee. As a controlled company within the meaning of the NASDAQ Stock Market Rules, we are exempt from rules that require director nominees to be either selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Our Bylaws provide that a duly authorized representative of the controlling group has the right to select nominees for our Board of Directors, elect directors when vacancies or newly created directorships occur, remove directors and determine the compensation of directors. Our Board of Directors does not have the duty or the right to select or recommend Board nominees, or the right to elect, remove or determine the compensation of the members of the Board of Directors.

Because of our status as a controlled company, we have not adopted a written policy regarding the consideration of candidates recommended by shareholders other than the controlling group or the specific minimum requirements with respect to nominees’ qualities and skills other than those relating to director independence, as required by the Securities and Exchange Commission and NASDAQ. The desires of the controlling group and the need to meet independence standards imposed by law and the rules of NASDAQ with respect to the Audit Committee are the primary factors in determining nominees for the Board of Directors. Other factors that have been considered in the past have included, and may include in the future, the proposed nominee’s personal and professional background, demonstration of sound business judgment, field of expertise, commitment to attend meetings, integrity, Kansas roots and other factors deemed in the best interests of the Company and our shareholders. We have not used third parties in our selection process. Although the controlling group has indicated its intent to exercise its power to select directors, in addition to the factors considered above, the controlling group may also consider candidates suggested by a shareholder of the Company that beneficially owns 5% or more of our voting stock. Any such suggestions by such a shareholder should be directed to the Secretary of the Company, 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210.

Communication with Directors

Because we are a “controlled company,” meaning over 50% of the voting power of our common stock is held by an individual, group or other company, and the controlling group has a representative on the Board of Directors, the Board of Directors has not established a written procedure providing for communications by our shareholders directly with the Board of Directors. Any director may be contacted by writing to him or her c/o Brooke Corporation, Attention: Secretary, 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210. Although our Secretary may screen frivolous or unlawful communications and commercial advertisements, subsequent to such screening, our Secretary will promptly forward all such correspondence to the indicated director(s) and/or the Chairman of the Board. Although the Chairman of the Board may decide to refer other correspondence to the other director(s), correspondence will be forwarded to the indicated director(s) if it pertains to matters relating to a breach or violation of our code of ethics or Whistle Blowing policy.

Compensation of Directors

Directors Robert D. Orr, Leland G. Orr, Anita F. Larson and Shawn T. Lowry serve as such without cash compensation and without other fixed remuneration, except for compensation each receives as our employee or an employee of our subsidiary. Directors Allen, Barnes, Holthus and Hubbard are not employees of the Company or any of our subsidiaries and each currently receives $3,000, plus reasonable travel allowance, for each Board meeting attended in person, and $500 for each Board meeting or Audit Committee meeting attended via teleconference or video conference. In addition, Directors Allen, Barnes and Hubbard have been granted options to purchase shares of our common stock. Messrs. Allen and Hubbard were each granted an option to purchase 24,000 shares of common stock (split-adjusted) on March 13, 2002 and Dr. Barnes was granted an option to purchase 24,000 shares of common stock (split-adjusted) on September 19, 2003. Messrs. Allen and Hubbard have exercised their options to purchase all of the shares of common stock subject to such options. Dr. Barnes has exercised the vested portion of his option. In connection with his service as a director of Brooke Franchise Corporation prior to his service as a director of Brooke Corporation, Mr. Holthus was awarded an option to purchase 4,000 shares of common stock (split-adjusted) on April 24, 2004, which was exercised in its entirety in 2006.

The following table sets forth information concerning the compensation of the directors for our fiscal year ended December 31, 2006. Directors Robert D. Orr, Leland G. Orr, Anita F. Larson and Shawn T. Lowry are all employed by us or one of our subsidiaries and do not receive compensation for services as a director separate or in addition to compensation as such an employee. The directors listed in the table received no stock awards, option awards, non-equity incentive plan compensation, pension earnings, nonqualified deferred compensation or other compensation for services as a director. Columns for which no compensation was awarded to, earned by, or paid to any of the directors have been omitted. Mr. Holthus advertises for Brooke Franchise Corporation and its franchisees during various talk shows and reports as a part of his business and received $8,120 for such services from Brooke Franchise Corporation during 2006. Such compensation was not paid for services as a director and is not included in the following table.

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Total ($)[1]
John L. Allen	2006	7,000	7,000
Joe L. Barnes	2006	13,500	13,500
Mitchell G. Holthus	2006	10,500	10,500
Derrol D. Hubbard	2006	10,000	10,000

[1]

As of December 31, 2006, our directors held outstanding nonqualified stock options (for non-employee directors) and incentive stock options (for employee-directors) granted under the Brooke Corporation 2001 Compensatory Stock Option Plan to purchase the following numbers of shares: John Allen, 24,000 shares; Joe Barnes, 9,600 shares; Mitchell Holthus, 0 shares; Derrol Hubbard, 24,000 shares; Robert Orr, 0 shares; Leland Orr, 4,800 shares; Anita Larson, 4,800 shares; and Shawn Lowry, 4,800 shares. All outstanding options for such numbers of shares, except for those listed for Joe Barnes, were exercised by the directors in 2007.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Principal Security Holders

The following table sets forth the name, address and share ownership of each person, group or organization known to us to be the beneficial owner of more than 5% of our outstanding common stock. The number of shares reported as beneficially owned in such table and in the table below under the section entitled “Security Ownership of Management,” is determined under rules of the Securities and Exchange Commission applicable to disclosure in this proxy statement and is not necessarily indicative of beneficial ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after February 28, 2007, through the exercise of any stock option under our 2001 Compensatory Stock Option Plan. Our common stock is our only voting security.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding
Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Anita F. Larson, Shawn T. Lowry, Michael S. Lowry and Kyle L. Garst	6,617,020	52.3%
10950 Grandview Drive, Suite 600 Overland Park, Kansas 66210[1]

Gruber and McBaine Capital Management, LLC; Jon D. Gruber; J. Patterson McBaine; and Eric Swergold	934,607	7.4%
50 Osgood Place, Penthouse San Francisco, California 94133[2]

[1]

Information as to shares beneficially owned and percentage of common stock outstanding is as of February 28, 2007 on which date there were 12,637,876 shares of our common stock issued and outstanding. Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Anita F. Larson, Shawn T. Lowry, Michael S. Lowry and Kyle L. Garst entered into an oral agreement on April 21, 2005 pursuant to which they agreed to vote their shares of our common stock together as a group. The purpose of the agreement is to ensure that the group holds more than 50% of our voting power so that we maintain our status as a “controlled company” under the rules of the NASDAQ Global Market. Brooke Holdings, Inc. is a holding company. Robert D. Orr is a director and the Chairman of the Board and Chief Executive Officer of Brooke Corporation and the principal shareholder of Brooke Holdings, Inc. Leland G. Orr is a director and the Chief Financial Officer, Treasurer and Assistant Secretary of Brooke Corporation and a minority shareholder of Brooke Holdings, Inc. Anita F. Larson is a director and the President and Chief Operating Officer of Brooke Corporation. Shawn T. Lowry is our director and Vice President and the President and Chief Executive Officer of Brooke Franchise Corporation, our subsidiary. Michael S. Lowry is the President and Chief Executive Officer of Brooke Credit Corporation, our subsidiary. Kyle L. Garst is a Senior Vice President of Brooke Franchise Corporation. The shares beneficially owned by the group are considered to all have shared voting power, while 6,563,779 shares are held with sole dispositive power, and 53,241 shares are held with shared dispositive power. Brooke Holdings, Inc. owned 5,844,570 shares of common stock as of February 28, 2007, representing 46.25% of the total number of issued and outstanding shares of common stock as of such date. Such shares were all held with shared voting powers and sole dispositive powers. Robert D. Orr and Leland G. Orr also each is considered to beneficially own in excess of 5% of the outstanding shares of our common stock as of February 28, 2007. The beneficial ownership of shares held by Ms. Larson and Messrs. Robert Orr, Leland Orr, Shawn Lowry, Michael Lowry and Garst are reported in the table below under “Security Ownership of Management.” Of the 6,617,020 shares beneficially owned by the controlling group, 14,400 shares represent shares with respect to which members of the group have the right to acquire beneficial ownership pursuant to the exercise of vested stock options as of February 28, 2007, or within 60 days thereafter. The percentage of common stock outstanding represents the total number of shares shown as beneficially owned by the group as a percentage of (a) 12,637,876 shares of common stock issued and outstanding as of February 28, 2007, plus (b) the 14,400 shares that the group had the right to purchase within 60 days after such date pursuant to the exercise of vested stock options.

[2]

Information as to the number of shares beneficially owned is as of December 31, 2006 and is furnished in reliance on the Schedule 13G filed on January 25, 2007 by Gruber and McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold. The percent of common stock outstanding reflects such number of shares beneficially owned as of December 31, 2006, as a percentage of the shares of common stock outstanding of the Company as of February 28, 2007. The Schedule 13G indicates that GMCM is a registered investment advisor, that Jon Gruber and J. Patterson McBaine are the managers, controlling persons and portfolio managers of GMCM, and that GMCM, Gruber, McBaine and

Swergold constitute a group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The Schedule 13G further reports that 771,480 shares are held by each of GMCM, Gruber, McBaine and Swergold with shared voting and dispositive power, that 135,868 shares are held by Jon D. Gruber with sole voting and dispositive power, that 20,509 shares are held by J. Patterson McBaine with sole voting and dispositive power, and that 6,750 shares are held by Eric B. Swergold with sole voting and dispositive power.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2007 by (i) each our directors; (ii) each of our executive officers named in the Summary Compensation Table set forth herein under “Executive Compensation;” and (iii) all of our directors and executive officers as a group. None of the officers or directors owned non-voting securities of the Company as of February 28, 2007, or as of the date of this proxy statement. The columns indicating numbers of shares with sole power and numbers of shares with shared power report the number of shares beneficially owned with respect to which the individual has sole voting and/or investment power or shared voting and/or investment power, respectively.

Name of Owner	Total Number of Shares Beneficially Owned	Number of Shares with Sole Voting Power	Number of Shares with Shared Voting Power	Number of Shares with Sole Investment Power	Number of Shares with Shared Investment Power	Percentage of Class[1]
Robert D. Orr[2,3,4]	5,880,064	0	5,880,064	25,453	5,854,611	46.53%

Leland G. Orr[2,4,5]	1,283,432	0	1,283,432	24,624	1,258,808	10.16%

Anita F. Larson[4,6]	174,800	0	174,800	172,400	2,400	1.38%

Shawn T. Lowry[4,7]	170,000	0	170,000	170,000	0	1.35%

John L. Allen	24,000	24,000	0	24,000	0	0.19%

Joe L. Barnes[8]	55,667	7,400	48,267	7,400	48,267	0.39%

Mitchell G. Holthus	4,000	4,000	0	4,000	0	0.03%

Derrol D. Hubbard[6]	24,000	24,000	0	24,000	0	0.19%

Michael S. Hess[9]	250,750	240,067	10,683	240,067	10,683	1.98%

James H. Ingraham[6]	1,600	1,600	0	1,600	0	0.01%

Kyle L. Garst[4,6]	174,032	0	174,032	174,032	0	1.38%

All directors and executive officers as a group (12 persons)[6,10]	6,977,037	301,067	6,675,970	1,020,276	5,956,761	55.03%

1.

All percentages herein represent the total number of shares shown as beneficially owned by the individual or group as a percentage of (a) 12,637,876 shares of common stock issued and outstanding as of February 28, 2007, plus (b) any shares that the individual or group had the right to purchase within 60 days after such date pursuant to the exercise of a vested stock option.

2.

As of February 28, 2007, Brooke Holdings, Inc., owned 5,844,570 shares of our common stock, which represents 46.25% of the shares of common stock then outstanding. Robert D. Orr and Leland G. Orr beneficially owned 65.45%, and 20.84%, respectively, of the shares of common stock of Brooke Holdings, Inc. as of that date. Robert Orr’s wife also owned 5.23% of the shares of common stock of Brooke Holdings, Inc. as of that date.

3.

Robert Orr indirectly beneficially owned all 5,844,570 shares of our common stock owned by Brooke Holdings, Inc. as of February 28, 2007 by virtue of his majority ownership and voting power of the common stock of Brooke Holdings, Inc. as of such date. Brooke Holdings, Inc. has pledged 2,558,980 shares of our common stock as security for a loan. Accordingly, 2,558,980 of the shares shown as beneficially owned by Robert Orr have been pledged as security.

4.

Brooke Holdings, Inc., Ms. Larson and Messrs. Robert Orr, Leland Orr, Shawn Lowry, Michael Lowry and Garst have orally agreed to vote their shares of our common stock together, and, as a group, they beneficially owned 52.3% of the shares of our common stock issued and outstanding as of February 28, 2007. Accordingly, all shares shown as beneficially owned by the individual members of the control group have shared voting power.

5.

Leland Orr indirectly beneficially owned 1,218,008 shares of our common stock as of February 28, 2007 through his 20.84% ownership of the common stock of Brooke Holdings, Inc. as of such date. Brooke Holdings, Inc. has pledged 2,558,980 shares of our common stock as security for a loan. Accordingly, based on his percentage of beneficial ownership of shares of our common stock owned by Brooke Holdings, Inc., 533,291 of the shares shown as beneficially owned by Leland Orr may be considered to have been pledged as security.

6.

Includes shares that on February 28, 2007, or within 60 days thereafter, the specified person or group had the right to purchase pursuant to options granted in connection with our 2001 Compensatory Stock Option Plan, as follows: 4,800 shares for Ms. Larson and Mr. Garst, 24,000 shares for Mr. Hubbard, 1,600 shares for Mr. Ingraham, and 40,000 shares for all directors and executive officers as a group. Ms. Larson, Mr. Garst and Mr. Hubbard exercised their options for such shares after February 28, 2007.

7.	Mr. Lowry has pledged 170,000 shares of our common stock as security for a loan.
8.

Shares reported as beneficially owned by Dr. Barnes include 48,267 shares held by his wife’s living trust with respect to which Dr. Barnes is a co-trustee and a beneficiary. Dr. Barnes disclaims beneficial ownership of the shares held in trust.

9.

Mr. Hess was our executive officer as of December 31, 2006. As of January 1, 2007, Mr. Hess became President of First Life Brokerage, Inc. (since renamed Brooke Capital Advisors, Inc.), our indirect majority-owned subsidiary, and is no longer deemed an executive officer of Brooke Corporation. Mr. Hess has pledged 160,000 shares of our common stock as security for a loan.

10.	All directors and executive officers as a group have pledged an aggregate of 3,041,680 of the shares shown as beneficially owned by such group as security for loans.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Overview. We are dependent upon the continued services of senior management, particularly the services of Robert D. Orr, our Chairman of the Board and Chief Executive Officer, Leland G. Orr, our Chief Financial Officer, Treasurer and Assistant Secretary and the Chairman of the Board of Brooke Franchise Corporation, Anita F. Larson, our President and Chief Operating Officer and the Chairman of the Board of Brooke Credit Corporation, Shawn T. Lowry, our Vice President and the President and Chief Executive Officer of Brooke Franchise Corporation, Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, and Kyle L. Garst, Senior Vice President of Brooke Franchise Corporation. We have entered into an employment agreement with each of them. The loss of the services of any of these key personnel, or our inability to identify, hire and retain other qualified personnel in the future, could have a material adverse effect on us. Our compensation programs are designed to help us retain and motivate these key officers and other members of senior management and recruit, retain and motivate the executive talent that will be required to successfully manage our business and continue our growth.

General Compensation Philosophy and Components. Our compensation philosophy focuses on balancing (1) base compensation that is competitive in the market and sufficient to attract, retain and motivate a highly capable and top-performing senior management team, (2) performance-focused incentive compensation for those members of senior management in key sales leadership and operational positions that is both challenging and rewarding with respect to the achievement of performance goals, and (3) equity-based compensation that is sufficient to align senior management’s interests with those of our shareholders and truly a reward for top performance, but never an annual expectation. It has been our policy and practice that all compensation paid to our executive officers be deductible under Internal Revenue Code Section 162(m).

Determination of Compensation. The NASDAQ Stock Market Rules exempt a controlled company from the rules that require that (1) the compensation of the chief executive officer of the company be determined, or recommended to the board or directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on its board of directors, (2) the chief executive officer may not be present during voting or deliberations, and (3) compensation for all other officers must be determined, or recommended to the board of directors for determination, either by the compensation committee or a majority of the independent directors on the board of directors. Accordingly, as a controlled company, we are not required to have officer compensation, including the compensation of the chief executive officer, determined or approved by a compensation committee or a majority of the independent directors on our Board of Directors. Robert D. Orr, the authorized representative of the controlling shareholder group and our Chairman of the Board and Chief Executive Officer, determines the cash compensation of all executive officers, including himself. The Compensation Committee of our Board of Directors has responsibility for the equity compensation aspect of our compensation programs. It administers and grants stock-based awards under the 2006 Brooke Corporation Equity Incentive Plan and continues to administer the Brooke Corporation 2001 Compensatory Stock Option Plan with respect to options that remain outstanding following the termination of such Plan in April 2006. In addition to its powers and responsibilities to grant equity awards, the Compensation Committee is informed of any change in executive compensation no later than the Committee meeting immediately following such change.

Base Salary. While we consider base salary a basic and necessary component of executive compensation, to compete with other franchisors, insurance agency businesses, finance companies and other competitors and businesses for top talent, to retain our key personnel and limit their temptation to consider positions with other businesses within and without the industries in which we operate, and to motivate our senior management to meet our strategic objectives and performance goals, we seek to compensate senior management with competitive base salaries. For our key executive officers that have the greatest ability to help us meet our performance goals and affect our financial results, Robert Orr, the authorized representative of the controlling group, has determined in recent years that such personnel should generally be compensated at the same base salary level, as the roles and responsibilities of such personnel are of equal importance to us. Thus, Shawn Lowry, Michael Lowry and Leland Orr were each paid a base salary at the annual rate of $125,000 in 2004 and at the annual rate of $130,000 in 2005, Anita Larson’s salary was increased to the $130,000 level in 2005 upon her election as our President and Chief Operating Officer, and Shawn Lowry, Michael Lowry, Anita Larson and Leland Orr were each paid base salary at the annual rate of $140,000 in 2006. Kyle Garst and Michael Hess were each paid base salary at the annual rate of $130,000 in 2006. James Ingraham, filling a support role as General Counsel and Secretary in 2005 and 2006, earned base salaries of $115,000 and $135,000, respectively, in those years.

Robert Orr, in determining base salaries for senior management for 2007, determined that the executive-level base salaries paid in prior years needed to be increased to be more competitive with the market and to try to ensure the retention of key personnel during 2007, the final year of a four-year internal performance plan. Accordingly, he increased the annual rate of base salaries of each of Shawn Lowry, Leland Orr and Anita Larson to $185,000, a 32% increase, for 2007, recommended to the board of directors of Brooke Credit Corporation that the annual rate of base salary of Michael S. Lowry for 2007 be increased to $185,000 (which board approved such rate), a 32% increase, and increased the annual rate of base salary for Mr. Garst for 2007 to $175,000, a 35% increase. As of January 1, 2007, Michael Hess became President of First Life Brokerage, Inc. (since renamed Brooke Capital Advisors, Inc.), a subsidiary of First American Capital Corporation and indirect, majority-owned subsidiary of Brooke Corporation as of January 31, 2007, and he is no longer considered our executive officer. James Ingraham’s annual rate of base salary for 2007 was increased to $200,000, a 48% increase, in order to more closely match the base salaries of other general counsel of comparably sized public financial services companies and compensation earned by him under previous employment.

In 2006, Robert Orr was paid annual base salary at the rate of $230,000, an increase from the $180,000 annual rate of base salary for 2005. Mr. Orr determined that his base salary for 2007 should remain at the annual base rate of $230,000.

Incentive Compensation. We believe in establishing challenging performance goals for senior management, especially those involved in key sales leadership and operational positions, and rewarding the achievement of such goals with cash compensation. For some members of management, primarily those involved in support functions, discretionary bonus compensation opportunities are available. In addition to rewarding company, subsidiary, unit, function or personal performance, we believe incentive compensation motivates and helps retain qualified individuals who have the opportunity and ability to influence our results and enhance shareholder value. We believe that competitive awards should be paid when goals are achieved and that we should provide reduced or no awards when goals are not met. Historically, incentive compensation target awards and performance goals have been determined on an annual basis and paid either quarterly or at year end. For 2007, however, some incentive compensation target awards and goals, although based on 2007 results, are the indirect result of performance objectives established years earlier.

A four-year internal profitability objective was set in 2003 that focused our entire organization on 2007. For key members of senior management in sales leadership and operational positions, a non-equity, performance-based incentive compensation program has been developed for 2007 that is both challenging and potentially more rewarding than prior year incentive programs. Payment of such incentive compensation is dependent on the achievement of performance goals intended to lead the organization to the accomplishment of the overall four-year profitability objective.

For Shawn Lowry and Kyle Garst, key executive officers of Brooke Franchise Corporation, target bonus awards of $140,000 and $100,000, respectively, were established by Robert Orr for fiscal year 2006. Primary and secondary nondiscretionary performance criteria were established for each of Messrs. Lowry and Garst on a fiscal quarter basis. The primary quarterly criterion needed to be met before payment of any quarterly bonus. If the primary criterion was met, the quarterly bonus could be reduced or eliminated if the secondary performance criteria were not met. Shawn Lowry received no actual incentive compensation payments for 2006 and Kyle Garst received $25,000 in bonus compensation for the achievement of 2006 company performance criteria. For Shawn Lowry, the primary criterion was the achievement of certain Brooke Franchise Corporation year-to-date profit goals, and, while the franchise business was profitable in 2006, the quarterly performance objectives were not met. For Kyle Garst, who manages the recruitment of franchisees for start up and company-developed franchise locations, the primary criterion for 2006 related to initial franchise fees paid by start up franchisees, with secondary criteria related to start up franchise commission growth, start up franchise retention and Brooke Franchise employee retention. The primary performance criterion was achieved in one of the four quarters of 2006 and the target bonus was paid for such quarter without reduction because of the achievement of the secondary criteria for such quarter.

For 2007, Robert Orr believes that the performance of Brooke Franchise Corporation is the primary determinant of our overall success in meeting our four-year profitability objective. Accordingly, Shawn Lowry has target awards totaling $520,000 in connection with incentive compensation to be paid by Brooke Franchise Corporation upon the satisfaction of performance criteria based on the combined pre-tax earnings of the franchise recruitment, collateral preservation, franchise centers and stores, and company marketing budget categories within Brooke Franchise Corporation. Annual benchmarks related to those earnings apply to $400,000 of Mr. Lowry’s 2007 target incentive awards and bonus compensation related to such benchmarks may only be paid at year end. He receives 100% of the target award only if the target combined pre-tax earnings for the budget categories are achieved, 75% of the target award if approximately 91% of the target earnings are achieved, and

50% of the target award if approximately 81% of the target earnings are achieved. Quarterly benchmarks related to the same combined earnings apply to $120,000 of his 2007 target incentive awards. Quarterly payouts will occur only if the targeted earnings are achieved for the quarter. Certain secondary performance criteria specific to Brooke Franchise Corporation and such four budget categories have been established for Mr. Lowry that could cause quarterly payments of incentive compensation to be reduced or eliminated. For Kyle Garst, target awards totaling $400,000 (divided between a $300,000 annual target and an aggregate of $100,000 in quarterly targets) have been established in connection with the same Brooke Franchise Corporation incentive compensation program, with payouts of the annual incentive compensation based on the same criteria and formulas as apply to Mr. Lowry. Quarterly primary and secondary criteria relate specifically to Mr. Garst’s specific areas of responsibility within Brooke Franchise Corporation noted above.

For Michael Lowry, the key executive officer of Brooke Credit Corporation, a target bonus award of $140,000 was established by Robert Orr for fiscal year 2006. Primary and secondary nondiscretionary performance criteria were established for Michael Lowry on a fiscal quarter basis. The primary quarterly criterion related to Brooke Credit Corporation year-to-date pre-tax earnings and such criterion needed to be met before payment of any quarterly bonus. If the primary criterion was met, the quarterly bonus could be reduced or eliminated if the secondary performance criteria relating to certain loan balances, certain revenue and gain on sale ratios and equity capital levels, were not met. While Brooke Credit’s pre-tax income increased approximately 15% during fiscal year 2006, Michael Lowry received no actual incentive compensation payments for 2006, as none of the quarterly year-to-date pre-tax earnings targets were met. For 2007, Michael Lowry has target awards totaling $520,000 in connection with incentive compensation to be paid by Brooke Credit Corporation upon the satisfaction of performance criteria based on adjusted pre-tax earnings of Brooke Credit. Annual benchmarks related to those earnings apply to $400,000 of Mr. Lowry’s 2007 target incentive awards and bonus compensation related to such benchmarks may only be paid at year end. He receives 100% of the target award only if the target adjusted pre-tax earnings are achieved, 75% of the target award if approximately 91% of the target earnings are achieved, and 50% of the target award if approximately 82% of the target earnings are achieved. Quarterly benchmarks related to the same adjusted pre-tax earnings apply to $120,000 of his 2007 target incentive awards. Quarterly payouts will occur only if the targeted earnings are achieved for the quarter.

Robert Orr established an aggregate target incentive compensation award of $100,000 for Anita Larson for fiscal year 2006, with payment of any actual bonus to be made on a quarterly basis based upon the achievement of our consolidated year-to-date earnings. The primary quarterly criterion needed to be met before payment of any quarterly bonus. If the primary criterion was met, the quarterly bonus could be reduced or eliminated if the secondary performance criteria, relating to certain loan balances, certain revenue and gain on sale ratios and equity capital levels, were not met. Ms. Larson received no actual incentive compensation payments for 2006, as none of the quarterly year-to-date consolidated earnings targets were met. For Ms. Larson, target awards totaling $400,000 (divided between a $300,000 annual target and an aggregate of $100,000 in quarterly targets) have been established in connection with the same Brooke Credit Corporation incentive compensation program described above for Michael Lowry, with possible payouts of the annual incentive compensation based on the same criteria and formulas as apply to Mr. Lowry. Quarterly payouts will occur only if the targeted earnings are achieved for the quarter.

For Michael Hess, an aggregate target incentive award of $100,000 was established by Robert Orr for fiscal year 2006, with payment of any actual bonus to be made on a quarterly basis upon the achievement of quarterly performance criteria related solely to managing general agency loan brokerage fees generated by our indirect subsidiary, CJD & Associates, L.L.C. The primary quarterly criterion needed to be met before payment of any quarterly bonus. If the primary criterion was met, the quarterly bonus could be reduced or eliminated if the secondary performance criterion, relating to insurance commission growth by CJD & Associates, L.L.C., was not met. Mr. Hess was paid $100,000 in incentive compensation for fiscal year 2006 based on the achievement of each of the quarterly loan brokerage fee targets.

No target incentive awards were established for James Ingraham for fiscal year 2006. He was paid discretionary bonuses of $10,000 each after the conclusion of the first three fiscal quarters of 2006 based on Robert Orr’s assessment of his performance in connection with our acquisition and compliance activities. No incentive plan target awards have been established for Mr. Ingraham for 2007.

For Leland Orr, an annual nondiscretionary incentive target of $100,000 was established for 2006, with payment of any actual bonus to be made on a quarterly basis based upon the accomplishment during such year of certain benchmarks related to our Sarbanes-Oxley 404 internal control evaluation process. Secondary quarterly benchmarks related to franchise retention, Brooke Franchise Corporation revenues, and certain Brooke Franchise Corporation and Brooke Credit Corporation loan balances. Mr. Orr received bonus payments totaling $75,000 in 2006 in connection with the nondiscretionary incentive compensation program established for him for such year, as the benchmarks were met in three of the four quarters. A target bonus award of $25,000 has been established for him for 2007 and such bonus is discretionary.

Robert Orr had a nondiscretionary incentive compensation target award of $200,000 for 2006 and a discretionary leadership bonus potential of $100,000 for 2006. Payment of any actual nondiscretionary incentive compensation bonus was to be made on a quarterly basis based upon the achievement of our consolidated year-to-date earnings’ targets. Mr. Orr received no actual incentive compensation payments for 2006, as none of the quarterly year-to-date consolidated earnings targets were met. For payment of the discretionary leadership incentive compensation, Mr. Orr established goals to conduct at least 15 leadership academy sessions for our management employees and to submit a second edition of his book Death of an Insurance Salesman? to the publisher by year end. While leadership meetings were conducted during the year, the academy session objective was not met and the publishing goal was not achieved, so Robert Orr received no discretionary incentive compensation in 2006.

Equity-Based Compensation. Our Board of Directors, its Compensation Committee and our management all believe that equity-based compensation is effective in attracting executives and key employees to us and our subsidiaries and in providing long-term incentives and rewards to those directors, executives and key employees responsible for our continued growth. We further believe that incentive stock options and nonqualified stock options granted under the Brooke Corporation 2001 Compensatory Stock Option Plan (“2001 Plan”) have provided a form of incentive that aligns the economic interests of management and other key employees with those of our shareholders. Our philosophy, however is that equity-based awards should be awarded only to top performers and, on occasion, to newly recruited executives. We do not believe that equity compensation should be an expectation of our employees and directors on an annual or other basis. As such, we do not have an annual or other periodic grant program. At least annually, our Compensation Committee considers whether it is in the best interests of the Company to grant equity awards, including consideration, when made, of recommendations of management. In 2006, only one award of a stock option was made under the 2001 Plan and that award was to a person who is not one of our executive officers or directors.

Prior to 2006, in accordance with applicable accounting rules, the value of stock option compensation was not treated as an expense in our financial statements. SFAS No. 123R, Share-Based Payment, however, required us to expense the value of employee stock options beginning with the quarter ended March 31, 2006, so all forms of share-based payments to employees, including stock options, must now be treated the same as other forms of compensation by recognizing the related cost in the income statement. While recognizing both the value of equity compensation and the need to consider the expenses resulting from the award of stock options, the Compensation Committee of our Board of Directors desired a plan that gives it flexibility. Awards under the 2001 Plan were limited to nonqualified stock options and incentive stock options. The Compensation Committee, the Board itself and our shareholders approved in 2006 the adoption of the 2006 Brooke Corporation Equity Incentive Plan (“2006 Plan”) to replace the 2001 Plan. On April 27, 2006, the 2006 Plan became effective and the 2001 Plan terminated, except with respect to options then outstanding. The 2006 Plan, administered by the Compensation Committee, authorizes up to 500,000 shares of our common stock to be issued pursuant to awards made under the 2006 Plan in the form of nonqualified stock options, incentive stock options, restricted shares of common stock, stock appreciation rights, performance shares, performance units, or restricted share units.

Accordingly, the 2006 Plan provides the flexibility that the Compensation Committee desired to determine what types of awards are beneficial to us, our employees, directors and shareholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to us or our employees or directors, or our cash flow needs. No awards were granted under the 2006 Plan in 2006.

In 2002, Robert Orr, Leland Orr, Anita Larson, Shawn Lowry, Michael Lowry, Michael Hess and Kyle Garst were each granted incentive stock options to purchase 24,000 (split-adjusted) shares of our common stock under the 2001 Plan. In September 2002, Robert Orr remitted to us the options that had been granted to him. In 2005, James Ingraham was awarded an incentive stock option to purchase 4,000 shares of our common stock. None of our executive officers was awarded any other stock options under the 2001 Plan or the 2006 Plan prior to 2007. Because of the significant length of time between the grant of equity awards to most members of senior management, our significant growth and success since the date of such awards, and the importance of senior management in 2007 in our efforts to meet profitability goals, the Compensation Committee granted incentive stock options to certain executive officers and other key employees pursuant to the 2006 Plan with a date of grant of February 8, 2007, a six-year term, and an exercise price equal to the fair market value of the Company’s common stock determined in accordance with the terms of such 2006 Plan. Vesting occurs in one-fifth annual increments beginning on the first anniversary of the date of grant. Included in these awards were incentive stock options for 10,000 shares each granted to the following executive officers: Leland Orr, Shawn Lowry, Kyle Garst and James Ingraham. Unlike options granted to other employees, Leland Orr’s option has a five-year term and an exercise price equal to 110% of the fair market value of the common stock. No awards under the 2006 Plan have made by the Committee to Michael Lowry or Anita Larson in light of their positions with Brooke Credit Corporation and the anticipation that equity compensation may be made to them in connection with the pending merger of Brooke Credit Corporation with Oakmont Acquisition Corp.

The Compensation Committee in February 2007 awarded restricted shares of our common stock to some managers and other key employees, although no restricted shares have been awarded to any of our executive officers. The goals with respect to such awards are to reward top-performing employees with an ownership interest in us without any initial cost and provide assistance with retention. Recipients of restricted share awards are entitled to receive dividends and vote the shares in matters submitted to shareholder vote. Transfer restrictions on the shares lapse in one-fifth annual increments. We believe such vesting schedule provides the appropriate balance between short-term and long-term incentives, as well as aids in retention.

The Compensation Committee has agreed to consider, after the conclusion of each fiscal quarter of 2007, additional equity compensation awards to our executive officers and other key employees after assessment of our achievement of quarterly performance goals designed to help meet our four-year profitability objective that concludes in 2007.

Benefit and Perquisite Programs. Our executive officers, including all of the officers named in our Summary Compensation Table, below, are eligible to participate in a number of broad-based benefit programs on the same terms as other employees, including health care, dental care, flexible benefits, life insurance, long-term disability, and qualified 401(k) retirement savings. A perquisite for executive officers is use of a company car. We also provide to Robert Orr a club membership, the occasional personal use of a professional driver, and travel by his spouse on a company-provided aircraft in order to accompany him on business trips.

Severance and Change in Control Benefits. We do not have executive severance agreements, change in control agreements, or provisions in executive employment agreements that provide severance or change-in-control benefits to members of executive management in the event of a cessation of employment or change in control. Therefore, we have no contractual obligations to make continuing salary or bonus payments to any of our named executive officers following a termination of employment. We approach each cessation of employment of an executive officer in a manner appropriate to the individual circumstances, taking into consideration the events surrounding the cessation, along with the tenure and performance of the executive.

Summary Compensation Table

The following table sets forth information concerning the compensation received for the fiscal year ended December 31, 2006 for services rendered to us in all capacities by the individual who served as our Chief Executive Officer at the end of the 2006 fiscal year, the individual who served as our Chief Financial Officer at the end of the 2006 fiscal year, and our three other most highly compensated executive officers who served as such as of December 31, 2006. Columns for which no compensation was awarded to, earned by, or paid to any of the named executive officers have been omitted.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)[1]	Total ($)
Robert D. Orr	2006	230,000	0	0	20,572	250,572
Chairman of the Board and Chief Executive Officer[2]

Leland G. Orr	2006	140,000	0	75,000	5,600	220,600
Chief Financial Officer, Treasurer and Assistant Secretary[2]

Michael S. Hess	2006	130,000	0	100,000	2,415	232,415
Former President of CJD & Associates, L.L.C.[3]

James H. Ingraham	2006	135,000	30,000	0	0	165,000
General Counsel and Secretary

Kyle L. Garst	2006	130,000	0	25,000	936	155,936
Senior Vice President, Brooke Franchise Corporation[2]

[1]

Other compensation includes compensation attributable to the use of a vehicle for personal and commuting use. For Robert Orr, compensation attributable to the use of such vehicle is $8,450, and other compensation also includes $1,606 for a club membership, $6,766 for use of a professional driver for personal purposes, and $3,750 representing the incremental cost involved with respect to travel by his spouse with him on business trips on a company-provided aircraft.

[2]

In 2005, Robert Orr and Leland Orr each entered into an Executive Employment Agreement with us and Kyle Garst entered into an Executive Employment Agreement with Brooke Franchise Corporation. Each of the Executive Employment Agreements establishes an at-will employment relationship, provides for a base salary at an annual rate to be reviewed periodically by the employer for adjustment, provides that the employee is eligible to participate in any short-term or long-term bonus or incentive compensation programs designated by the employer, provides for other benefits specified in the applicable employer’s personnel policies, provides for protection of confidential information, contains a two-year post-termination covenant by the employee not to solicit customers, franchise agents or lenders of the employer or its affiliates, contains a two-year post-termination covenant by the employee not to solicit or hire employees, franchise agents, or producers of the employer or its affiliates, contains a covenant by the employee not to plan, organize, fund or operate any business activity competitive with any of the lines of business of the employer or its affiliates during the period of employment, contains a post-termination covenant not to compete against the employer or its affiliates in the United States in any lines of business in which the employer and its affiliates is engaged on the date of termination, and provides for mediation and arbitration of any disputes arising in connection with the Agreement, the employment relationship, or the termination of employment.

[3]

Mr. Hess is currently President and Chief Executive Officer of Brooke Capital Advisors, Inc., our indirect, majority-owned subsidiary, has an employment agreement with Brooke Capital Advisors, Inc. similar to the employment agreements described in footnote 2 above, and is no longer considered our executive officer under the rules of the Securities and Exchange Commission.

Grants of Plan-Based Awards

There were no stock options or stock awards granted to the named executive officers or directors during the fiscal year ended December 31, 2006, and there are no future payouts upon satisfaction of any conditions under any non-equity incentive plan awards granted during such year.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information, as of the fiscal year ended December 31, 2006, concerning the number of shares of our common stock subject to outstanding stock options granted to the named executive officers, the exercise price per share applicable to such stock options and the expiration dates applicable to such stock options. With regard to unexercised options at year end, information is provided as to the number of shares of our common stock that were subject to outstanding stock options that were exercisable at year end and the number of shares of our common stock that were subject to unexercisable stock options at fiscal year end. Options shown in the table as expiring on March 13, 2007 were exercised by the named officers in 2007 prior to such expiration. There were no outstanding stock awards for any of the named officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)			Option Information
Name	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date
Robert D. Orr	—	—		—	—

Leland G. Orr	0	4,800	[1]	$2.29	March 13, 2007

Michael S. Hess	9,600	4,800	[1]	$2.09	March 13, 2007

James H. Ingraham	800	3,200	[2]	$23.49	March 13, 2010

Kyle L. Garst	0	4,800	[1]	$2.09	March 13, 2007

[1]	Options vested in equal one-fifth annual increments on March 12, 2003, 2004, 2005 and 2006 and February 12, 2007.
[2]	Option vests in equal one-fifth annual increments on March 13, 2006, 2007, 2008, 2009 and 2010.

Option Exercises Table

The following table sets forth information concerning the exercises during the fiscal year ended December 31, 2006 of stock options granted to the named executive officers and the value realized upon such exercises. None of the named officers had any stock awards that vested during the year ended December 31, 2006.

Name	Shares Acquired on Exercise (#)	Value Realized ($)
Robert D. Orr	—	—

Leland G. Orr	19,200	$176,832

Michael S. Hess	—	—

James H. Ingraham	—	—

Kyle L. Garst	9,600	$97,536

Compensation Committee Interlocks and Insider Participation

Joe L. Barnes served on the Compensation Committee of our Board of Directors throughout 2006 and continues to serve on such Committee. Mitchell G. Holthus was appointed to the Compensation Committee on April 27, 2006 and continues to serve on such Committee. John L. Allen and Derrol D. Hubbard served on the Compensation Committee from January 1, 2006 until April 27, 2006, when new committee assignments were made. None of them are or have been officers or employees of the Company or any of our subsidiaries, or had any relationships requiring disclosure in the proxy statement. None of our executive officers served on the board of directors or compensation committee of another entity, one of whose executive officers served on our Board of Directors or its Compensation Committee.

Compensation Committee Report

The Company’s program regarding compensation of its executive officers differs from that of most public corporations’ programs. As described above in this proxy statement, the rules applicable to NASDAQ-listed companies exempt a controlled company like Brooke Corporation from the requirements that compensation of the chief executive officer, the chief financial officer, and other executive officers be determined or recommended either by a compensation committee comprised of independent directors or by a majority of the independent directors. The Charter of the Compensation Committee and the Bylaws of the Company provide that a duly authorized representative of the controlling group will determine compensation of officers, including the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee does not have the duty or right to determine compensation of directors and officers. It is informed of any executive compensation change no later than the next meeting of the Compensation Committee immediately after the change is made.

The Compensation Committee is responsible for the administration of the 2006 Brooke Corporation Equity Incentive Plan and the Brooke Corporation 2001 Compensatory Stock Option Plan and exercises discretion with respect to the grant of awards under such Plans. The Committee awarded no stock options during 2006 to the Chief Executive Officer, to the Chief Financial Officer, to any of the other named executive officers, to any of our directors, or to any nominees for director.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required to be included in this proxy statement pursuant to Item 402(b) of Regulation S-K of the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and Form 10-K.

Compensation Committee

Joe L. Barnes

Mitchell G. Holthus

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert D. Orr, Chairman and Chief Executive Officer, and Leland G. Orr, Chief Financial Officer and Treasurer, own a controlling interest in Brooke Holdings, Inc. which owned 46.25% of the Company’s common stock at February 28, 2007.

Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Anita F. Larson, Shawn T. Lowry, Michael S. Lowry and Kyle L. Garst have agreed to vote their shares of the Company’s common stock together and, as a group, they beneficially owned 6,617,020 shares, or 52.3%, of the Company’s common stock at February 28, 2007.

Shawn T. Lowry, President and Chief Executive Officer of Brooke Franchise Corporation and our Vice President, and Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, are the

co-members of First Financial Group, L.C. In June 2001, First Financial Group, L.C., guaranteed 65% of a Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas and received a 15% profit interest in Palmer, L.L.C. as consideration. The loan was originated on June 1, 2001 and the remaining balance of $771,000 was paid off in December 2006. First Financial Group, L.C. sold its ownership interest in Palmer, L.L.C. back to Palmer, L.L.C. on December 31, 2006.

Kyle L. Garst, Senior Vice President of Brooke Franchise Corporation, is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, First Financial Group, L.C. and American Financial Group, L.L.C. each guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and each received a 7.50% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At December 31, 2006, all but an immaterial amount of the entire loan principal balance of $313,000 was sold to unaffiliated lenders. The Company’s exposure to loss on this loan totals $215,000, all of which is the recourse obligation by Brooke Credit Corporation on a loan participation balance. First Financial Group, L.C. and American Financial Group, L.L.C. each sold its ownership interest in The Wallace Agency, L.L.C. back to The Wallace Agency, L.L.C. in March 2007.

Anita F. Larson, President and Chief Operating Officer of Brooke Corporation and Chairman of the Board of Brooke Credit Corporation, is married to John Arensberg, a partner in Arensberg Insurance of Overland Park, Kansas. Arensberg Insurance is a franchisee of Brooke Franchise Corporation pursuant to a standard form franchise agreement, and utilizes the administrative and processing services of Brooke Franchise Corporation’s service center employees pursuant to a standard form service center agreement. Brooke Franchise Corporation receives in excess of $135,000 in fees from the franchisee in connection with each of these agreements.

Anita K. Lowry is the sister of Robert D. Orr and Leland G. Orr and the mother of Shawn T. Lowry and Michael S. Lowry and is married to Don Lowry. Don and Anita Lowry are shareholders of American Heritage Agency, Inc. of Hays, Kansas. At December 31, 2006, Brooke Credit Corporation had no loans outstanding to American Heritage Agency as loan balances totaling $609,000 were paid off in September 2006.

Our written Conflicts of Interest and Ethics policies contain conflict of interest guidelines which are applicable to our management, employees and directors. Among other things, the purpose of the guidelines is to prevent employees and directors in a position to influence a decision regarding the Company to use such influence for personal gain. Our Conflicts of Interest policy requires directors and employees to disclose outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict and to avoid actions or relationships which might conflict or appear to conflict with job responsibilities or our interests or appropriate them for personal use or gain. Our Ethics Policy requires directors and employees to conduct business and perform their duties in a manner that reasonably promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Directors or employees faced with a conflict of interest or potential conflict of interest are to report the situation to the General Counsel in writing. There were no transactions since January 1, 2006 involving our directors or executive officers or any of their immediate family members to which such policies did not require review, approval or ratification or where such policies were not followed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities (“10% shareholders”) to file with the Securities and Exchange Commission reports of beneficial ownership and changes in ownership of equity securities of the Company and to furnish us with copies of all Section 16(a) forms they file with the Securities and Exchange Commission. Based solely on its review of the copies of such forms prepared or received by us for our fiscal year ended December 31, 2006, to the best of our knowledge, all required reports were filed on time and transactions by our officers, directors and 10% shareholder were reported in a timely manner, except that the Form 3, Initial Statement of Beneficial Ownership of Securities, of

Mitchell G. Holthus was not timely filed after his election to our Board of Directors in 2006.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Summers, Spencer & Callison, CPAs, Chartered to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The Board of Directors has ratified that appointment. Summers, Spencer & Callison, CPAs, Chartered has served as our independent auditor since 1997. Our shareholders are being asked to further ratify this appointment at the Meeting.

Representatives of Summers, Spencer & Callison, CPAs, Chartered (“SS&C”) will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Although it is not required to do so, the Board is submitting its appointment of our independent registered public accounting firm for ratification by the shareholders at the Meeting in order to ascertain the views of shareholders regarding such appointment. A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Whether the proposal is approved or defeated, the Audit Committee of the Board may reconsider its appointment.

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed by Summers, Spencer & Callison, CPAs, Chartered, our independent auditors, and paid by us for professional services rendered during the fiscal years ended December 31, 2006 and December 31, 2005.

Services Category	Fiscal 2006 Services	Fiscal 2005 Services
Audit Fees(1)	$324,614	$343,103
Audit-Related Fees(2)	$54,511	$84,893
Tax Fees(3)	$9,694	$10,295
All Other Fees(4)	$3,642	$1,522

Total Services	$392,461	$439,813

(1)

Audit fees consist of aggregate fees billed and paid in 2006 and 2005 for professional services rendered for (a) the audit of our annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, (b) the review of the interim financial statements included in quarterly reports for quarters ended during the fiscal years ended December 31, 2006 and December 31, 2005, (c) services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, or (d) the audits of our wholly owned subsidiaries Brooke Franchise Corporation, Brooke Credit Corporation and Brooke Brokerage Corporation.

(2)

Audit-Related Fees consist of aggregate fees billed and paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Fees for 2006 included fees for the review of registration statements and issuances of comfort letters in connection with our registration of shares of our common stock (a) to which shares of our designated 13% Perpetual Convertible Preferred Stock Series 2006 sold in a private placement to an accredited investor are convertible and (b) which may be purchased pursuant to a warrant issued to such accredited investor. Fees for 2005 included fees for the review of registration statements and issuances of comfort letters in connection with our public offering of common stock in August 2005. Fees for both years included fees for agreed upon procedures for securitization offerings and fees for the audit of our 401(k) retirement plan.

(3)	Tax Fees consist of fees billed and paid for tax return preparation services for the 2004 tax year.
(4)

All Other Fees consist of aggregate fees billed and paid for products and services provided by Summers, Spencer and Callison, other than those disclosed above. Fees for 2006 were for procedures related to the Brooke Credit Corporation debt offering in 2006. Fees for 2005 related to a consent for Brooke Franchise Corporation’s franchise disclosure documents.

The Audit Committee has considered whether the provision of non-audit services by SS&C is compatible with maintaining auditor independence and has determined that it is.

Pre-approval of Policies and Procedures

The Audit Committee’s Charter provides for the Committee to pre-approve work to be performed by SS&C. The Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors. All 2006 and 2005 services performed by SS&C were pre-approved by the Audit Committee.

The affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF SS&C AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by our officers or employees by telephone, email, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this proxy statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this proxy statement, has been or will be borne by us. We will reimburse banks and brokers who hold the common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold common stock. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone, email or interview by our officers or selected securities dealers. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

ANNUAL REPORT

We have mailed with this proxy solicitation material our Annual Report to Shareholders for the fiscal year ended December 31, 2006.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders are entitled to present proposals for action at meetings of shareholders if they comply with the requirements of the proxy rules of the Securities Exchange Commission, Kansas law and our charter and bylaws. In connection with this year’s Meeting, no shareholder proposals were presented. Any proposals intended to be presented at the Company’s Annual Meeting of Shareholders to be held in the year 2008 must be received at our offices on or before November 27, 2007, in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

The accompanying proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Meeting. If a shareholder intends to submit a proposal at our 2008 Annual Meeting Shareholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the shareholder’s notice of the proposal must be received by us by February 10, 2008. If a shareholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement, and the proxy for the 2008 Annual Meeting of Shareholders may confer discretionary authority to vote on such proposal.

Proposals should be sent to the Secretary of the Company at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

OTHER MATTERS

The Board is not aware of any matters to come before the Meeting, other than those specified in the Notice of Annual Meeting. However, if any other matter requiring a vote of the shareholders should arise at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of common stock for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the common stock.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY CARD PROMPTLY, YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP COMMUNICATIONS. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

By Order of the Board of Directors

James H. Ingraham

Secretary

Overland Park, Kansas

March 27, 2007

ANNUAL MEETING OF SHAREHOLDERS OF

BROOKE CORPORATION

April 26, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

1                                             ê  Please detach along perforated line and mail in the envelope provided.ê

■    20830000000000001000    3                                                                                                  042607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR

BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN

		NOMINEES:		2.	Proposal to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
☐	FOR ALL NOMINEES	m ROBERT D. ORR m LELAND G. ORR m ANITA F. LARSON m SHAWN T. LOWRY m JOHN L. ALLEN m JOE L. BARNES m MITCHELL G. HOLTHUS m DERROL D. HUBBARD

In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the Meeting and the Proxy Statement furnished therewith.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
TO SAVE THE COMPANY ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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☐            ■

BROOKE CORPORATION

10950 Grandview Drive, Suite 600

Overland Park, Kansas 66210

(913) 661-0123

ANNUAL MEETING DATE: APRIL 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) of Brooke Corporation (the “Company”), a Kansas corporation, whose signature(s) appear on the reverse side hereby constitute(s) and appoint(s) Robert D. Orr and Shawn T. Lowry, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated on the reverse side, according to the number of shares of the Company’s $.01 par value common stock held of record by the undersigned at the close of business on March 14, 2007, and as fully as the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders to be held at the Doubletree Hotel Overland Park - Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on Thursday, April 26, 2007, at 10:00 a.m. local time (CDT), and at any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE OTHER ITEMS SET FORTH ON THE PROXY.

(Continued and to be signed on the reverse side)                                                          14475  ■

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